Alliance Capital Management L.P.
                   1345 Avenue of the Americas
                     New York, New York 10105




                                                    July 17, 2002




Alliance Global Growth Trends Fund, Inc.
1345 Avenue of the Americas
New York, New York  10105

Gentlemen:

          In connection with our purchase from you and your issuance to us of 9,970 shares of Advisor Class Common Stock, 10 shares of Class A Common Stock, 10 shares of Class B Common Stock and 10 shares of Class C Common Stock for an aggregate cash consideration of One Hundred Thousand Dollars ($100,000), this will confirm that we are buying such shares for investment for our account only and not with a view to reselling or otherwise distributing them.

                                  Very truly yours,

                                  ALLIANCE CAPITAL MANAGEMENT L.P.


                                  By:  Alliance Capital Management
                                         Corporation,
                                         its General Partner



                                  By:  /s/ John D. Carifa
                                     -----------------------------
                                     Name:  John D. Carifa
                                     Title: President


00250.0264 #322166